SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2003

HOTELS.COM

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-29575 (Commission File Number)	75-2817683 (IRS Employer Identification No.)

8140 Walnut Hill Lane, Suite 800, Dallas, TX (Address of principal executive offices)	75231 (Zip Code)

Registrant’s telephone number, including area code: (214) 361-7311

Item 5. Other Events.
Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Press Release
EX-99.2 Investor Presentation Materials

Item 5. Other Events.

     On January 6, 2003, Hotels.com issued a press release to announce that its Board of Directors had authorized Hotels.com to repurchase up to $100 million of its Class A common stock, par value $0.01 per share, from time to time on the open market or through private transactions, depending upon market conditions, share price and other factors.

Item 9. Regulation FD Disclosure.

     On January 6, 2003, Hotels.com issued a press release to announce its revised expectations for the fourth quarter and full year 2002, to release its final 2003 Budget, and to announce that its Board of Directors had authorized Hotels.com to repurchase up to $100 million of its Class A common stock, par value $0.01 per share. A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

     On January 6, 2003, the Registrant presented at the Morgan Stanley Software, Services, Internet & Networking Conference. A copy of the Registrant’s investor presentation materials for such conference, appearing as Exhibit 99.2, is furnished and not filed pursuant to Regulation FD.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOTELS.COM

By:	/s/ Gregory S. Porter

Gregory S. Porter General Counsel and Secretary

Dated: January 6, 2003

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Hotels.com dated January 6, 2003.

99.2	Investor presentation materials, dated January 6, 2003, for use at the Morgan Stanley Software, Services, Internet & Networking Conference.

4